Exhibit 10.1 (e) vii
                               Document is copied


                                 Promissory Note
                                 ---------------


$100,000.00
-----------

For Value Received, Sharp Holding Corporation (maker), promises to pay to the order of Gilbert Gertner (Payee), at 1300 Post Oak Blvd., Suite 2222, Houston, Texas 77056, or such other address as may be designated by the holder hereof, the principle sum of One Hundred Thousand Dollars ($100,000.00) together with the interest at the rate of 10% per annum. Payment shall be due on demand.

Whenever used herein, the words "maker" and "payee" shall be deemed to include their respective heirs, personal representatives, successors and assigns.

The maker hereof and all parties who at the time may be liable hereon in any capacity, jointly and severally, waive presentment for payment, protest and notice of dishonor of this note.

This note is executed and delivered and payable in the State of Texas and construed in accordance with the Laws of the State of Texas.


Sharp Holding Corporation



/s/  George T. Sharp
--------------------
George T. Sharp, President

Date:  November 5, 2002


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